UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 4, 2013

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 West Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below regarding entry into new financial obligations is incorporated into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 4, 2013, Lifeway Foods, Inc. (the “Lifeway”), and its wholly-owned subsidiaries, Fresh Made Inc., (“FMI”), Helios Nutrition Limited (“Helios”), Pride of Main Street Dairy, LLC (“Pride”), Starfruit, LLC (“Starfruit”) and Lifeway Wisconsin, Inc. (“LWI” and together with Lifeway, FMI, Helios, Pride, and Starfruit, the “Borrower”) closed on a $5 million loan (the “Loan”) from The Private Bank and Trust Company (“Lender”). Pursuant to that certain Note made by the Borrower on September 4, 2013 for the benefit of Lender (the “Note”), commencing October 1, 2013, and continuing on the first day of each month thereafter through May 31, 2019 (the “Maturity Date”), principal payments in the amount of $27,777.78 plus all accrued and unpaid interest on the principal balance of the Note shall be due and payable.

Interest will accrue on the principal balance of the Note outstanding from September 4, 2013 through the Maturity Date at the Borrower’s option from time to time of (a) a floating per annum rate of interest (the “Floating Rate”) equal to the Prime Rate (as defined in the Note) or (ii) a per annum rate of interest (the “LIBOR Rate”) equal to LIBOR (as defined in the Note) for the relevant Interest Period (as defined in the Note) plus two and one-half percent (2.5%), such LIBOR Rate to remain rixed for such Interest Period. Changes in the Floating Rate to be charged based on the Prime Rate shall take effect immediately upon the occurrence of any change in the Prime Rate.  Upon any Event of Default (as defined in the Note) or from and after the Maturity Date, interest will accrue on the unpaid principal balance during any such period at an annual rate (the “Default Rate”) equal to five percent (5%) plus the Floating Rate; provided, however, that in no event shall the Default Rate exceed the maximum rate permitted by law.

The Loan is secured by that certain (a) Mortgage, dated as of September 4, 2013 executed by LWI to and for the benefit of Lender (the “Mortgage”), creating a first mortgage lien on the real property owned by LWI in Wisconsin and the fixture filings relating thereto, (b) Assignment of Rents and Leases dated September 4, 2013 executed by LWI for the benefit of Lender (the “Assignment of Rents”), (c) Environmental Indemnity Agreement dated September 4, 2013, jointly and severally executed by the Borrower to and for the benefit of Lender (the “Indemnity Agreement”) and (d) Mortgage, Security Agreement and Assignment of Rents and Leases and the related fixture filings, all dated as of February 6, 2009, executed by Lifeway to and for the benefit of Lender with respect to the properties commonly known as 6101 Gross Point Road, Niles, Illinois, 7625 North Austin Avenue, Skokie, Illinois and 6431 West Oakton Street, Morton Grove, Illinois.

The foregoing descriptions of the Note, the Mortgage, the Assignment of Rents, the Indemnity Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

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Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

4.1
Note made on September 4, 2013 by Lifeway Foods, Inc., and its wholly-ownedsubsidiaries, Fresh Made Inc., Helios Nutrition Limited, Pride of Main Street Dairy, LLC, Starfruit, LLC and Lifeway Wisconsin, Inc. for the benefit of The Private Bank and Trust Company.

10.1	Mortgage, dated as of September 4, 2013 executed by Lifeway Wisconsin, Inc. to and for the benefit of The Private Bank and Trust Company.

10.2	Assignment of Rents and Leases dated September 4, 2013 executed by Lifeway Wisconsin, Inc. for the benefit of The Private Bank and Trust Company.

10.3
Environmental Indemnity Agreement dated September 4, 2013, jointly and severally executed by Lifeway Foods, Inc., and its wholly-owned subsidiaries, Fresh Made Inc., Helios Nutrition Limited, Pride of Main Street Dairy, LLC, Starfruit, LLC and Lifeway Wisconsin, Inc. for the benefit of The Private Bank and Trust Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.
Dated: September 20, 2013	By:	/s/ Edward Smolyansky
Edward Smolyansky
Chief Financial and Accounting Officer, Treasurer, Chief Operating Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

4.1
Note made on September 4, 2013 by Lifeway Foods, Inc., and its wholly-ownedsubsidiaries, Fresh Made Inc., Helios Nutrition Limited, Pride of Main Street Dairy, LLC, Starfruit, LLC and Lifeway Wisconsin, Inc. for the benefit of The Private Bank and Trust Company.

10.1	Mortgage, dated as of September 4, 2013 executed by Lifeway Wisconsin, Inc. to and for the benefit of The Private Bank and Trust Company.

10.2	Assignment of Rents and Leases dated September 4, 2013 executed by Lifeway Wisconsin, Inc. for the benefit of The Private Bank and Trust Company.

10.3
Environmental Indemnity Agreement dated September 4, 2013, jointly and severally executed by Lifeway Foods, Inc., and its wholly-owned subsidiaries, Fresh Made Inc., Helios Nutrition Limited, Pride of Main Street Dairy, LLC, Starfruit, LLC and Lifeway Wisconsin, Inc. for the benefit of The Private Bank and Trust Company.

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